Exhibit I

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated:    September 5, 2002

RICHARD C. BLUM & ASSOCIATES, INC.		BLUM CAPITAL PARTNERS, L.P. By: Richard C. Blum & Associates, Inc. its General Partner

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick Partner, General Counsel and Secretary		Murray A. Indick Partner, General Counsel and Secretary

BLUM STRATEGIC GP, L.L.C.		RICHARD C. BLUM

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick, Member		Murray A. Indick, Attorney-in-Fact

BLUM STRATEGIC GP II, L.L.C.		BLUM STRATEGIC PARTNERS II, L.P. By: Blum Strategic GP II, L.L.C., its General Partner

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick, Member		Murray A. Indick, Member